                                                                   EXHIBIT 23.2

                           INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-100101 of Chase Corporation on Form S-8 of our report dated October 24, 2003, on our audits of the consolidated balance sheet of Chase Corporation and subsidiaries as of August 31,2003, and the related consolidated statements of operations, shareholders' equity and cash flows for each year in the two year period ended August 31, 2003, which expresses an unqualified opinion, accompanying the Annual Report on Form 10-K of Chase Corporation for the year ended August 31, 2004.

/S/ LIVINGSTON & HAYNES, P.C.

Wellesley, Massachusetts
November 15, 2004